Exhibit 99.1

ASML Contacts

Lucas van Grinsven - Communications - +31 40 268 3949 - Veldhoven, the Netherlands

Craig DeYoung - Investor Relations - +1 480 383 4005 - Tempe, Arizona, USA

Franki D’Hoore – Investor Relations - +31 40 268 6494 - Veldhoven, the Netherlands

Cymer Contacts

Investor Relations, Natalie Badillo – +1 858 385 6097

Media, Taryn Unruh – +1 619 234 0345

U.S. Department of Justice clears ASML acquisition of Cymer

VELDHOVEN, the Netherlands/SAN DIEGO, United States, 5 April 2013 – ASML Holding NV (ASML) and Cymer, Inc. (Nasdaq: CYMI) today announce that the Antitrust Division of the United States Department of Justice has cleared the previously announced merger between Cymer and affiliates of ASML.

Clearance of the merger has previously been granted by the U.S. Committee on Foreign Investment in the United States (CFIUS), as well as the Taiwanese, German and Israeli antitrust authorities. Furthermore, Cymer stockholders have approved the merger agreement.

Completion of the merger remains subject to additional customary closing conditions and receipt of approvals under competition laws in South Korea and Japan. Cymer and ASML continue to expect the transaction to close in the first half of 2013.

About ASML

ASML is one of the world’s leading providers of lithography systems for the semiconductor industry, manufacturing complex machines that are critical to the production of integrated circuits or chips. Headquartered in Veldhoven, the Netherlands, ASML is traded on Euronext Amsterdam and NASDAQ under the symbol ASML. ASML has 8,500 employees on payroll (expressed in full time equivalents), serving chip manufacturers in more than 55 locations in 16 countries. More information about our company, our products and technology, and career opportunities is available on our website: www.asml.com

About Cymer

Cymer is an industry leader in developing lithography light sources, used by chipmakers worldwide to pattern advanced semiconductor chips. Cymer’s light sources have been widely adopted by the world’s top chipmakers and its installed base comprises approximately 3,900 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to EUV lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips. The company is headquartered in San Diego, CA, has more than 1,200 employees on payroll (expressed in full time equivalents) and supports its customers from numerous offices around the globe. Cymer maintains a Web site to which it regularly posts press releases, SEC filings, and additional information about Cymer. Interested persons can also subscribe to automated e-mail alerts or RSS feeds. Please visit www.cymer.com.

Forward Looking Statements

“Safe Harbor” Statement under the US Private Securities Litigation Reform Act of 1995: this press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, as they relate to ASML or Cymer or the merger, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. These statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about future events, and readers should not place undue reliance on them. Actual results or developments may differ materially from those in the forward-looking statements. These forward looking statements are subject to risks and uncertainties, including the inability to obtain regulatory approval for the merger, the satisfaction of other conditions to the closing of the merger and the possibility that the length of time necessary to consummate the merger may be longer than anticipated.

The foregoing risk list of factors is not exhaustive. You should consider carefully the foregoing factors and the other risks and uncertainties that affect the businesses of ASML and Cymer described in the risk factors included in ASML’s Annual Report on Form 20-F and Cymer’s Annual Report on Form 10-K, and other documents filed by ASML and Cymer from time to time with the SEC. The parties disclaim any obligation to update the forward-looking statements contained herein.